State of Delaware
                                                          PAGE 1
                        Office of the Secretary of State

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "UNITED STATES LINES, INC.", CHANGING ITS NAME FROM "UNITED STATES LINES, INC." TO "JANUS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF FEBRUARY, A.D. 1990, AT 9 O'CLOCK A.M.


                                             /s/ Edward J. Freel
                            [SEAL]      ------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION: 8419545
                                                  DATE: 04-14-97
0642316  8100
971119933

                                                                     FILED
                                                                 FEB 23 1990
                                                                    9 A.M.
                                                               /s/ [ILLEGIBLE]
                                                              SECRETARY OF STATE

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            UNITED STATES LINES, INC.

            The undersigned, a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY AS FOLLOWS:

            1. The Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on June 10, 1966.

            2. In the manner prescribed by ss.303 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation was duly authorized and adopted pursuant to

            (i) the First Amended and Restated Joint Plan of Reorganization of the Corporation and certain affiliated debtors; (such plan of reorganization as subsequently modified being herein referred to as the "Plan") under Chapter 11 of the United States Bankruptcy code of 1978, as amended (the "Bankruptcy Code"), and

            (ii) the order dated May 16, 1989 entered on that date by the United States Bankruptcy Court for the Southern District of New York (Case Nos. 86 B 12238 through 86 B 12241 (HCB), inclusive), which order confirmed the Plan under chapter 11 of the Bankruptcy Code; and the order issued February 6, 1990 by the United States Bankruptcy Court for the Southern District of New York, which order confirmed certain modifications to the Plan.

            3. The text of the Certificate of Incorporation of the Corporation, as heretofore amended and as amended, supplemented and restated hereby, is amended and restated in its entirety as follows to read as hereinafter set forth in full:

                                      * * *

            First: The name of the corporation (which is hereinafter referred to as the "Corporation") is

                             Janus Industries, Inc.

            SECOND: The registered office of the Corporation is to be located at 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

            THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

            FOURTH: (1) The total number of shares of all classes of stock which the Corporation is authorized to issue is 20 Million (20,000,000) shares, consisting of

            (i) 15 Million (15,000,000) shares of Common Stock, par value one cent ($0.0l) per share, and

            (ii) 5 Million (5,000,000) shares of Preferred Stock, par value one cent ($0.01) per share.

The amount of the authorized capital stock or the Corporation of any class or classes may be increased or decreased by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote.

            (2) The holders of the Common Stock shall be entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors of the Corporation and shall participate in any and all dividend distributions on an equal per share basis. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any reduction of the capital stock of the Corporation resulting in the distribution of any of its assets to its stockholders, the holders of the Common Stock shall be entitled to receive the net assets of the Corporation, after the Corporation shall have satisfied or made provision for its debts and obligations and for the payment to the holders of shares of the Preferred Stock any preferential rights to receive distributions of the net assets of the Corporation, and shall participate in any and all the distributions on an equal per share basis.

            (3) Except as may be expressly provided in resolutions adopted by the Board of Directors of the Corporation pursuant to paragraph (4) of this Article FOURTH with respect to the Preferred Stock, the holders or the Common Stock shall have the exclusive right to vote for (or to consent with respect to) the election of directors and, except as otherwise may be required by law, on all other matters requiring action by the stockholders or submitted to the stockholders for action. Each holder of a share of the Common Stock shall be entitled to one vote for each share of the Common stock standing in his name on the books of the Corporation.

            (4) The Preferred Stock may be issued from time to time in classes or series and shall have such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolutions of the Board or Directors providing for the issuance of such stock. The holders of the Preferred Stock shall have no voting rights except as required by law or as expressed in the resolutions of the Board of Directors providing for the issuance of such shares.

            (5) The Corporation shall not issue any non-voting equity securities; provided, however, that this provision, included in this Restated Certificate of Incorporation in compliance with ss.1123(a)(6) of the United States Bankruptcy Code of 1978, as amended, shall have no force and effect beyond that required by such ss.1123(a)(6) and shall be effective only for so long as such ss.ll23(a)(6) is in effect and applicable to the Corporation.

                                     * * *

                                   DIVISION A

                      Designations. Preferences and Rights
                          of Preferred Stock, Series A

            (1) Designations of Series. The series of Preferred Stock, par value $0.01 per share, shall be designated and known as the "Preferred Stock, par value $0.01 per share, Series A" (hereinafter referred to as the "Series A"). The Series A shall be deemed designated pursuant to the provisions of Paragraph
(4) of Article IV hereof, and any amendment of the terms of the Series A shall be effective without the necessity of any vote of the stockholders of the Corporation of any class or series other than the Series A.

            (2) Number or Shares. The number of shares in the Series A shall be 4,000 shares. Shares of the Series A redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued Preferred Stock, par value $0.01 per share undesignated as to series and subject to reissuance by the Corporation as shares of the Preferred Stock, par value $0.01 per share, of any one or more series. The Corporation shall be authorized to issue certificates for fractional shares.

            (3) Dividends. (a) Each holder of a share of the Series A shall be entitled to receive out of the assets of the Corporation legally available for the payment of dividends, as and when declared by the Board of Directors of the Corporation, cash dividends at an annual rate (the "Dividend Rate") equal to 12% of the Redemption Price (as defined in and adjusted pursuant to Paragraph (5) of this Division A) of the Series A share, and no more, during the period from and including the date such share is issued (or is deemed to have been issued) and payable, in arrears (calculated on the basis of a 360 day year), on the last day of each June and December (or the next following business day if such day is a Saturday, Sunday or legal holiday on which banks are authorized by law to close in the State of New York) (each such date being herein referred to as a "Dividend Payment Date", and all such dates being herein referred to as the "Dividend Payment Dates") in each year to holders of record on the June 15 and December 15 immediately preceding the Dividend Payment date; the first such Dividend Payment Date to be June 30, l990. Dividends shall cumulate on a daily basis during the periods ending with each Dividend Payment Date and whether or not declared.

            (b) If at any time the Corporation shall pay less than the total amount of dividends then payable on the shares or the Series A, the aggregate payment to all holders of shares of the Series A shall be distributed among such holders so that an equal amount shall be paid with respect to each outstanding share of the Series A.

            (4) Voting Rights. The holders of shares of the Series A shall have no voting rights with respect to any matter presented to or voted upon by the stockholders of the Corporation (including without limitation any election or removal of directors of the Corporation), except as otherwise may be required by law. However, if accrued and unpaid dividends on the Series A have accumulated in an amount equal to the sum of six semi-annual dividends on the Series A (a "Series A Voting Event"), then the holders of the Series A shall be entitled to
0.01 of a vote for each whole share of the Series A upon all matters presented to the stockholders; and, except as otherwise may be required by law entitling the holders of the Series A to vote as a class, the holders of the Common Stock and the holders of Series A (together with the holders of any other shares of the Preferred Stock of any class designated by the Board of Directors of the corporation, or designated by the express terms of such Preferred Stock, to vote together as one class with the holders of the Common stock) shall vote together as one class on all matters. Upon the occurrence of a Series A Voting Event, the special voting rights provided in the preceding sentence shall continue unless and until such accumulated and unpaid dividends on the Series A are paid or declared so that accrued and unpaid dividends in arrears on the Series A are in an amount less than an amount equal to the sum of six semi-annual dividends on the Series A, from and after which time (a "Series A Voting Termination Event") the holders of the Series A shall be divested of the special voting rights provided in this Paragraph (4).

            (5) Redemption Payments. (a) The "Redemption Price" per share of the Series A shall be $100.00 (subject to reduction as hereinafter provided).

            (b) After December 31, 1994, the Corporation may, from time to time in whole or in part, redeem shares of the Series A by making payments in respect of the Redemption Price. Redemption payments shall be accompanied by the payment of all accumulated and unpaid dividends on the amount being paid.

            (c) Upon payment to any holder of a Series A share of the remaining Redemption Price with respect to any Series A share, together with all accumulated and unpaid dividends thereon, such Series A share shall be deemed to have been redeemed and shall automatically be canceled. The Corporation may, at its option, upon notice to the holders of Series A shares, impose as a condition of their entitlement to the final payment of the retaining Redemption Price of their shares the requirement that they surrender their certificates representing their Series A shares to the Corporation; however, the payment to the holder of any Series A share of the full Redemption Price with respect to a Series A share, together with all accumulated and unpaid dividends thereon, shall, as provided by the immediately preceding sentence, automatically effect the redemption and cancellation of the share regardless of whether the Corporation shall have required the surrender of the certificate therefor in order for the holder of the share to receive payment of the remaining Redemption Price.

            (d) In the event that the Corporation shall effect any payment in respect of the Redemption Price of the Series A shares, the amount to be paid on account of each whole Series A share shall be determined by dividing the amount of such payment by 4,000 shares. Simultaneously with the delivery to the paying agent (designated by the Corporation for the purpose of effecting any payment in respect of the Redemption Price) of the amount to be paid in respect of the Redemption Price of the Series A shares, the Corporation shall deliver to the paying agent a list, as of the close of business on the record date for determining holders of the Series A entitled to receive redemption payments, of the holders of record of the Series A shares for use by the paying agent in making payments on account of the Redemption Price of shares, and the Corporation shall mail notice thereof to the holders of the Series A shares at their last addresses as they appear on the records of the Corporation. Such notice shall specify the amount per whole share to be paid to holders of the Series A shares, the amount of accumulated and unpaid dividends being paid therewith, and the remaining unpaid Redemption Price of such shares after reflecting such payments. The Corporation shall maintain a record of the redemption and dividend payments made with respect to each Series A share and the remaining unpaid Redemption Price of each Series A share, and each transferee of the Series A share shall be deemed to have notice of, and shall take such share subject to, the payment of such amounts.

            (e) Any and all payments to the holders of shares of the Series A in respect thereof shall be applied as follows:

            (i) first, to the payment of all dividends that have accumulated and remain unpaid; and

            (ii) second, to the payment of the Redemption Price of such shares.

            (6) Liquidation, Dissolution and Winding-Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation resulting in the distribution of any of its assets to its stockholders, or of any reduction of its capital stock resulting in the distribution of any of its assets to its stockholders, each holder of a share of the Series A shall be entitled, before any distribution or payment is made upon any Junior Security, to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the remaining Redemption Price with respect to such share of the Series A, plus an amount equal to any accumulated and unpaid dividends thereon to the date of distribution. After payment to a holder of a Series A share of the amount as aforesaid, such holder of a Series A share as such shall have no right or claim to any of the remaining assets of the Corporation.

            (b) The merger or consolidation of the Corporation into or with any other corporation or the merger of any other corporation into the Corporation, or the lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or a winding-up of the Corporation.

            (7) The Series A shares are issued pursuant to the First Amended and Restated Joint Plan or Reorganization, as modified, of McLean Industries, Inc., First Colony Farms, Inc., the Corporation and JI Subsidiary, Inc. (formerly known as United States Lines (S.A.) Inc.) confirmed on May 16, 1989 and February 6, 1990 by the United States Bankruptcy Court for the Southern District of New York under Chapter 11 of the United States Bankruptcy Code of 1978, as amended. Accordingly, the shares of the Series A and the holders thereof shall be subject to the provisions and restrictions contained in Article Ninth (as well as the other provisions) of the Restated Certificate of Incorporation of the Corporation (as the Restated Certificate of Incorporation may be amended from time to time).

            (8) Restrictions on Dividends, Distributions and Redemptions. So long as any shares of the Series A shall be outstanding, and without the prior written consent or approval of the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series A, no dividends or other distributions (other than dividends or distributions payable exclusively in shares of the Common Stock or any Junior Security or in rights, options or warrants to acquire shares of the Common Stock or any Junior Security), whether in cash or property, shall be paid or declared on the Common Stock or on any Junior Security, nor shall any shares of the Common Stock or any Junior Security be redeemed, purchased or otherwise acquired for value by the Corporation or any Subsidiary.

            (9) Additional Preferred Stock. The Corporation may authorize, create or issue from time to time additional shares of the Preferred Stock of any class or series to the full extent permitted by Article FOURTH of the Restated Certificate of Incorporation of the Corporation (as the Restated Certificate of Incorporation may be further amended from time to time), and such shares shall not be deemed to rank junior to the Series A shares with respect to any rights, powers or preferences, including without limitation as to dividends, redemption and distributions upon liquidation, dissolution or winding up of the Corporation, unless the express terms of such other shares of the Preferred Stock shall expressly state that such shares shall rank junior to the Series A shares. Unless any such additional Preferred Stock shall by its terms be made junior to the series A shares, the Series A shares shall rank junior to such additional Preferred Stock with respect to all rights, powers and preferences, including without limitation as to dividends, redemption and distributions upon liquidation, dissolution or winding up of the Corporation.

            (10) Definitions. For purposes hereof, the following terms shall have the following meanings:

            (a) "Common Stock" shall mean the authorized Common Stock of the Corporation on the date of issuance of the shares of the Series A.

            (b) "Junior Security" shall mean the Common Stock and any other equity security which by its terms states that it is a Junior Security for purposes of the terms of the Series A.

            (c) "Subsidiary" shall mean any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of such corporation, irrespective of whether at the time stock of any other class or classes of stock of such corporation shall have or might have voting power by reason of the happening of any contingency, is, at the time as of which any determination is made, owned directly or indirectly by the Corporation.

                                      * * *

            FIFTH: (1) The Board of Directors of the Corporation shall consist of nine directors.

            (2) The Board of Directors shall consist of three classes: Class A, Class B and Class C. The number of directors in each class (each of which classes shall have not less than three directors) shall be the whole number contained in the quotient arrived at by dividing the authorized number of directors by three, and if a fraction is also contained in such quotient, then if such fraction is one-third, the extra director shall be a member of Class C, and if such fraction is two-thirds, one of the extra directors shall be a member of Class C and the other shall be a member of Class B.

            (3) Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that the directors first elected to Class A shall serve for a text ending on the date of the annual meeting of stockholders next following the end of calendar year 1990, the directors first elected to Class B shall serve for a term ending on the date of the annual meeting of stockholders next following the end of calendar year 1991, and the directors first elected to Class C shall serve for a term ending on the date of the annual meeting of stockholders next following the end of calendar year 1992. Notwithstanding the foregoing, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class pursuant to Paragraph (2) of this Article FIFTH immediately prior to such change, the following rules shall apply:

            (i) Each director shall nevertheless continue as a director of the class of which he is a member until the earlier of the expiration of his current text or his earlier death, resignation or removal;

            (ii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires is less than the number then allowed to that class, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

            (iii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors than serving is less than the number then allocated to such other class or classes;

            (iv) In the event or the death, resignation or removal of any director who is a member of a class in which the number or directors serving immediately preceding the creation of such vacancy exceeds the number then allocated to that class, the Board or Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class;

            (v) In the event of any increase in the authorized number of directors, the new directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the provisions of Paragraph (2) of this Article FIFTH, as such provisions apply to the number of directors authorized immediately following such increase; and

            (vi) Designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under clauses (iii), (iv) and (v) of this Paragraph (3) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to such class.

            (4) Notwithstanding the provisions of this Article FIFTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. No director may be removed at any time prior to his death or resignation or the expiration of his term of office without the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class.

            (5) Elections of directors need not be by ballot unless the by-laws of the Corporation so provide.

            SIXTH: No action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders.

            SEVENTH: The affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class shall be required to approve

            (i) the issuance during any 24-month period of shares of the capital stock or other securities of the Corporation (other than securities issuable pursuant to or as contemplated by the Plan (as defined in Article NINTH hereof) or securities convertible into or exchangeable for shares of its capital stock, or the grant of rights or options to subscribe for or to purchase shares of its capital stock or convertible or exchangeable securities, which shares would entitle the holders thereof to exercise five percent (5%) or more of the voting power of the Corporation in the election of directors immediately after the issuance at such shares,

            (ii) any merger, consolidation or other reorganization of the Corporation (whether for cash, securities or other property),

            (iii) any dissolution, liquidation or winding up of the Corporation, or

            (iv) any sale or disposition of any substantial portion of the assets of the Corporation;

provided, however, that the foregoing provisions shall not apply to

            (x) any such transaction which is approved by resolution of the Board of Directors by a vote of two-thirds (2/3rds) of the directors then in office, or

            (y) any such transaction between the Corporation and any of the following: The Dyson-Kissner-Moran Corporation, a Delaware corporation; DKM, Ltd., a Delaware corporation; DKM-MLP Limited Partnership, a Delaware limited partnership; any corporation, partnership or other entity or any person or persons (or group of persons) controlling, controlled by or under common control with The Dyson-Kissner-Moran Corporation, DKM, Ltd. or DKM-MLP Limited Partnership; or any corporation, partnership or other entity the stockholders, partners or beneficial owners owning a majority in interest of which are persons who are then stockholders, directors, officers or employees of The Dyson-Kissner-Moran corporation, DKM, Ltd., DKM-MLP Limited Partnership or any such other corporation, partnership or other entity.

The stockholder vote, if any, required for any transaction of the type described in clauses (x) and (y) of the preceding sentence or any transaction not of the type described in this Article SEVENTH shall be such as may be required by applicable law. For purposes of this Restated Certificate of Incorporation, "control" with respect to any person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

            EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, without the assent or vote of the stockholders, to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation.

            NINTH: (1) Except for any person or entity which originally received shares of the capital stock or securities of the Corporation (provided that any such person or entity does not purchase or acquire, or contract or agree to purchase or acquire, in any manner whatsoever whether voluntarily or involuntarily, by operation of law or otherwise, any additional capital stock or securities) issued pursuant to

            (i) the First Amended and Restated Joint Plan of Reorganization, as modified, of the Corporation and certain affiliated debtors (the "Plan") under Chapter 11 of the United States Bankruptcy Code of 1978, as amended (the "Bankruptcy Code"), and

            (ii) the order dated May 16, 1999 entered on such date by the United States Bankruptcy Court for the Southern District of New York (Case Nos. 86 B 12238 through 86 B 12241 (HCB), inclusive), which order confirmed the Plan under Chapter 11 of the Bankruptcy Code; and the order issued February 6, 1990 by the United States Bankruptcy Court for the Southern District of New York, which order confirmed certain modifications to the Plan, no person or entity may purchase or acquire, or contract or agree to purchase or acquire, in any manner whatsoever whether voluntarily or involuntarily, by operation of law or otherwise, record or beneficial ownership of, or any beneficial or other interest in, any shares of the capital stock or securities of the Corporation if, at the date of such acquisition, such person or entity is, or would be after giving effect to any such proposed purchase or acquisition, directly, indirectly or by attribution, a holder of five percent (5%) or more of the issued and outstanding capital stock of the Corporation, determined based on the fair market value of the capital stock of the Corporation or the votes represented by the shares of the capital stock of the Corporation entitled to vote for the election or directors. The Corporation is authorized to give to the stock transfer agent of the capital stock and other securities of the Corporation instructions prohibiting the transfer of such capital stock and securities in violation of this Paragraph (1) and to place on all certificates for the capital stock and other securities of the Corporation the following legend:

            "The Restated Certificate of Incorporation of the Corporation prohibits, the purchase or acquisition of record or beneficial ownership of, or any beneficial or other interest in, any shares of the capital stock or securities of the Corporation if, at the date of such purchase or acquisition, such person or entity is, or would be after giving effect to any such proposed purchase or acquisition, directly, indirectly or by attribution, a holder of five percent (5%) or more of the issued and outstanding capital stock of the Corporation, determined based on the fair market value of the capital stock of the Corporation or the votes represented by the shares of the capital stock of the Corporation entitled to vote for the election of directors. A copy of the Restated Certificate of Incorporation of the Corporation is available for inspection and copying at the principal offices of the Corporation, and a copy of the provisions of the Restated Certificate of Incorporation of the Corporation setting forth such restrictions will be furnished to the record holder of this certificate without charge upon written request to the Corporation."

The provisions of this Paragraph (1) shall not prohibit, and shall not be construed to prohibit, the acquisition of shares of the capital stock of the Corporation by any person pursuant to warrants granted or issued pursuant to the Plan or any transfer of any of such warrants.

            (2) Until March 1, 1993, no person or entity receiving pursuant to the Plan shares of the capital stock of the Corporation representing as of February 23, 1990 five percent (5%) or more of the issued and outstanding capital stock of the Corporation, determined based on the fair market value of the capital stock of the Corporation or the votes represented by the shares of the capital stock of the Corporation entitled to vote for the election of directors, shall be permitted to sell or contract to sell, exchange, assign, bequeath, pledge, mortgage, alienate, grant an option to purchase, hypothecate or otherwise in any manner whatsoever (voluntarily or involuntarily, by operation of law or otherwise) transfer or encumber (any such disposition being hereinafter referred to as a "transfer") record or beneficial ownership of any shares of the capital stock of the Corporation received by such person or entity. The Corporation is authorized to give to the stock transfer agent of the capital stock and other securities of the Corporation instructions prohibiting the transfer of such capital stock and securities in violation of this Paragraph (2) and to place on any and all certificates for the capital stock and other securities of the Corporation which are subject to the provisions of this Paragraph (2) the following legend:

            "The securities represented by this certificate have been issued pursuant to the First Amended and Restated Joint Plan of Reorganization, as modified, of the Corporation and certain affiliated debtors (the "Plan") under Chapter 11 of the United States Bankruptcy Code of 1978, as amended, as confirmed by the United States Bankruptcy Court for the Southern District of New York on May 16, 1989 and February 6, 1990. The Plan and the Restated Certificate of Incorporation of the Corporation prohibit, until March 1, 1993, the transferability of the securities represented by this certificate except in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation. A copy of the Plan and the Restated Certificate of Incorporation of the Corporation are available for inspection and copying at the principal offices of the Corporation, and a copy of the Plan and the provisions of the Restated Certificate of Incorporation of the Corporation setting forth such restrictions will be furnished to the record holder of this certificate without charge upon written request to the Corporation."

The provisions of this Paragraph (2) shall not prohibit, and shall not be construed to prohibit, the acquisition of shares of the capital stock of the Corporation by any person pursuant to warrants granted or issued pursuant to the Plan or any transfer of any of such warrants.

            (3) No shares (or any beneficial interest therein) of the Common Stock of the Corporation originally issued to the trustee of the trust established pursuant to the United States Lines, Inc. and United States Lines (S.A), Inc. Reorganization Trust Agreement dated as of February 23, 1990, as such trust agreement may be amended from time to time, may be transferred or issued to any person who does not, with respect to the claim against the Corporation held by such person, satisfy the requirements of ss.382(l)(5) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as such statute, rules and regulations shall have been in effect as of May 16, 1989 and February 23, 1990 or shall be in effect from time to time and as construed and enforced by the United States Department of the Treasury or the United States Internal Revenue Service, unless and until persons who do meet such requirements of ss.382(l)(5), in the sole judgment of the Board of Directors of the Corporation, have received such number of shares of the Common Stock of the Corporation as may be necessary to satisfy the requirements of ss.382(l)(5). The Corporation is authorized to give to the stock transfer agent of the Common Stock of the Corporation instructions prohibiting the transfer of such Common Stock in violation of this Paragraph
(3).

            (4) For purposes of this Article NINTH, the term "capital stock" of the Corporation shall include, without limitation, shares of stock, options to purchase or acquire stock, warrants, rights to purchase or acquire stock and rights to convert other instruments into capital stock of the Corporation.

            (5) The restrictions contained in this Article NINTH are for the purpose of reducing the risk that any change in the stock ownership of the Corporation may result in the disallowance or limitation of the Corporation's Federal income tax attributes. In connection therewith, and to provide for the effective policing of these provisions, unless otherwise directed by the Board of Directors of the Corporation, the Corporation's transfer agent shall be required, prior to registering any transfer on the books and records of the Corporation, to receive from the prospective transferor and transferee, or only the transferee if the stock or security is being purchased or acquired from the Corporation, a certificate stating the number of shares of stock or securities of the Corporation owned either directly or indirectly or by attribution by the transferor and transferee both before and after the transfer. In the absence of the receipt of such certification, the Corporation's transfer agent shall not be authorized to enter the transfer upon the stock records of the Corporation and such transfer shall not be effective as to the Corporation. Moreover, any transfer or acquisition of stock or securities of the Corporation which has been effected in violation of the restrictions set forth in this Article NINTH shall be null and void and shall have no force and effect, and the transferee thereof shall have no rights as a stockholder of the Corporation. Any holder of the capital stock or securities of the Corporation shall upon demand by an officer of the Corporation disclose to the Corporation in writing such information with respect to direct and indirect legal and beneficial ownership of such shares as the Corporation, through such officer, deems necessary or appropriate.

            (6) The Board of Directors is expressly empowered to adopt such procedures with respect to and to impose such further limitations on the transferability of the capital stock and securities of the Corporation as the Board of Directors in good faith shall deem desirable to preserve and maintain the Federal income tax attributes of the Corporation.

            (7) The provisions, or portions thereof, of this Article NINTH shall terminate upon the adoption by the Board of Directors, at any time on or after March 1, 1993, of a resolution authorizing the termination of the effectiveness of such provisions of this Article NINTH as the Board of Directors shall, in its sole discretion, determine. The Board of Directors may (but shall not be obligated to) at any tine and from time to time prior to the adoption of any such resolution suspend or waive the application of the provisions of this Article NINTH to one or more acquisitions or transfers of capital stock or securities of the Corporation, provided the Board or Directors determines in good faith in each such instance that such acquisition(s) would not be adverse to the best interests of the Corporation and its stockholders. In making such determination, the Board of Directors shall consider, among such other factors as it deems relevant, the likely effect of such transaction upon the Federal income tax attributes of the Corporation.

            (8) For purposes of this Article NINTH, "beneficial ownership" of or with respect to any share of the capital stock or other security of the Corporation shall mean

            (x) the power to vote or to direct the voting of such capital stock or security, or investment power with respect to (including the power to dispose or to direct the disposition of) such capital stock or security, within the meaning of ss.13(d) of the Securities Exchange Act or 1934, as amended, and the rules and regulations promulgated thereunder, as such statute, rules and regulations shall be in effect from time to time and as construed and enforced by the United States Securities and Exchange Commission,

            (y) the right to purchase or acquire, including without limitation the right to purchase or acquire pursuant to any warrant, option or conversion privilege, regardless of any condition or restriction (which restrictions and conditions shall be disregarded) on the exercise of any such right, warrant, option or conversion privilege, or

            (z) the right to receive, or any interest in, the economic benefits of ownership of such capital stock or security, regardless of any condition or restriction (which restrictions and conditions shall be disregarded) on the right to receive, purchase or acquire any such interest.

In addition, any person or entity shall be deemed to be the beneficial owner of a share of the capital stock or security whether such share is registered in such person's or entity's name or is held by any bank, broker, dealer or nominee for the account of such person, or would otherwise be deemed owned by such person pursuant to the attribution rules sat forth in ss.382 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as such statute, rules and regulations shall have been in effect as of May 16, 1989 and February 23, 1990 or shall be in effect from time to time and as construed and enforced by the United States Department of the Treasury or the United States Internal Revenue Service.

            TENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of ss.291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of ss.279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.

            ELEVENTH: From time to time any of the provisions of this Restated Certificate or Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at that time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of said laws; however, the provisions of Articles FIFTH, SIXTH, SEVENTH and NINTH (but, in the case of Article NINTH, subject to the authority granted to the Board of Directors pursuant to Paragraphs (3), (5), (6) and (7) of Article NINTH), and the provisions of this Article ELEVENTH may not be amended, altered or repealed without the affirmative vote of the holders of record of two-thirds (2/3rds) of the outstanding Common Stock of the Corporation entitled to vote and voting separately as a class.

            TWELFTH: The Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it has the power to indemnify pursuant thereto.

            THIRTEENTH: No director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of any director

            (1) for any breach of such director's duty of loyalty to the Corporation or its stockholders,

            (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

            (iii) under ss.174 of the General Corporation Law of the State of Delaware, or

            (iv) for any transaction from which such director derived an improper personal benefit.

                                      * * *

            IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Restated Certificate of Incorporation to be signed by its officers thereunto duly authorized as of the 22nd day of February, 1990.


                                             UNITED STATES LINES, INC.


                                             By: /s/ Hobart G. Truesdell II
                                                 ------------------------------
                                                 Hobart G. Truesdell II
                                                 President

Attest:


/s/ Daniel M. Conaton
---------------------------
Daniel M. Conaton
Secretary

                                State of Delaware

                        Office of the Secretary of State              PAGE 1

                       --------------------------------

            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF "JANUS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MAY, A.D. 1995, AT 12:20 O'CLOCK P.M.


[SECRETARY OF STATE OF DELAWARE SEAL]       /s/ Edward J. Freel
                                            -------------------
                                            Edward J. Freel, Secretary of State

0642316  8100                                  AUTHENTICATION: 8419546
971119933                                                DATE: 04-14-97

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 12:20 PM O5/23/1995
                                                         950113826 - 642316


                            CERTIFICATE OF RETIREMENT
                             JANUS INDUSTRIES, INC.

            JANUS INDUSTRIES, INC., a corporation organized and existing under The General Corporation Law of the State of Delaware.

            DOES HEREBY CERTIFY:

            FIRST: That at a meeting of the Board of Directors of Janus Industries, Inc. a resolution was duly adopted which identified shares of the capital stock of said corporation, which, to the extent hereinafter set forth, had the status of retired shares, and which retired shares had capital applied in connection with their acquisition.

            SECOND: The shares of capital stock of the corporation, which are retired, are identified as being 1,800 shares of Preferred Stock, par value $0.01 per share, Series A.

            THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of Preferred Stock, Series A when so retired and provides that such shares shall revert to authorized but unissued Preferred Stock, par value $0.01 per share undesignated as to series and subject to reissuance as shares of any one or more series; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the Preferred Stock, Series A to the extent of 1,800 shares, being the total number of shares retired.

            IN WITNESS WHEREOF, said Janus Industries, Inc. has caused this certificate to be signed by Vincent W. Hatala, Jr., its President and attested by Anthony J. Pacchia, its Secretary, this 15 day of May, 1995.

                                       JANUS INDUSTRIES, INC.


ATTEST:                                By: /s/ Vincent W. Hatala, Jr.
                                           --------------------------
                                           President

/s/ Anthony J. Pacchia
    ------------------
    Secretary

                                State of Delaware

                       Office of the Secretary of State              PAGE 1

                       --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "JANUS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF JULY, A.D. 1995, AT 12:30 O'CLOCK P.M.


[SECRETARY OF STATE OF DELAWARE SEAL]       /s/ Edward J. Freel
                                            -------------------
                                            Edward J. Freel, Secretary of State

0642316  8100                                  AUTHENTICATION: 8419547
971119933                                                DATE: 04-14-97

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 12:30 PM O7/21/1995
                                                         950163768 - 642316


                            CERTIFICATE OF AMENDMENT
                                       TO
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             JANUS INDUSTRIES, INC.

            Janus Industries, Inc., a corporation organized and existing under and by virtue of Section 242 of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

            1. On June 22, 1995, resolutions were duly adopted by the Board of Directors of the Corporation setting forth proposed amendments of the Restated Certificate of Incorporation of the Corporation filed on February 23, 1990 with the Delaware Department of State (the "Restated Certificate"), declaring said amendments to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof pursuant to Section 222 of the General Corporation Law of the State of Delaware.

            2. At a special meeting of the stockholders of the Corporation held on July 12, 1995, resolutions to amend the Restated Certificate were proposed and duly adopted by a sufficient number of shares entitled to vote as required by Delaware law. The resolutions setting forth the proposed amendments are as follows:

            "RESOLVED, that the Corporation's Restated Certificate of Incorporation shall be amended as follows:

            (i) Article FOURTH, paragraph (3), is amended and restated in its entirety as follows:

                  "(3) Except as may be expressly provided in resolutions adopted by the Board of Directors of the Corporation pursuant to Paragraph (4) of this Article FOURTH with respect to the Preferred Stock, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and, except as otherwise may be required by law, on all other matters requiring action by the stockholders or law, on all other matters requiring action by the stockholders or submitted to the stockholders for action. Each holder of a share of the Common Stock shall be entitled to one vote for each share of the Common Stock standing in his name on the books of the Corporation."

            (ii) Article FOURTH, Division A, Designations, Preferences and Rights of Preferred Stock Series, paragraph (5)(d) is amended so that the first sentence thereof provides as follows:

                  "(d) In the event that the Corporation shall effect any payment in respect of the Redemption Price of the Series A shares, the amount to be paid on account of each whole Series A share shall be determined by dividing the amount of such payment by the number of outstanding Series A shares".

            (iii) Article FIFTH is amended and restated in its entirety as follows:

                  "FIFTH: (1) The Board of Directors of the Corporation shall consist of such number of directors as is determined pursuant to the by-laws of the corporation fixed from time to time by a vote of the majority of the directors then in office (such number is hereafter, "the authorized number").

                  "(2) The Board of Directors shall consist of three classes:
                  Class A, Class B and Class C. The number of directors in each class (each of which classes shall have not less than one director) shall consist as nearly as may be possible, of one-third of the authorized number of directors.

                  "(3) At the first annual meeting of stockholders following the adoption of this Article FIFTH as amended, Class A directors shall be elected for a one-year term, Class B directors for a two-year term and Class C directors for a three-year term. At each succeeding annual meeting of stockholders, successors to the class of Directors whose term expires at that annual meeting shall be elected for a three-year term. Notwithstanding the foregoing, in the event that, as a result of any change in the authorized number of directors, the number of directors in any class would differ from the number allocated to that class pursuant to Paragraph (2) of this Article FIFTH immediately prior to such change, the following rules shall apply:

                  "(i) Each director shall nevertheless continue as a director of the class of which he is a member until the earlier of the expiration of his current term or his earlier death, resignation or removal;

                  "(ii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires is less than the number then allowed to that class, the number of directors then elected for membership in that class shall not be greater than the number of directors in that class whose term of office then expires, unless and to the extent that the aggregate number of directors then elected plus the number of directors in all classes then duly continuing in office does not exceed the then authorized number of directors of the Corporation;

                  "(iii) At each subsequent election of directors, if the number of directors in the class whose term of office then expires exceeds the number then allocated to that class, the Board of Directors shall designate one or more of the directorships then being elected as directorships of another class or classes in which the number of directors then serving is less than the number then allocated to such other class or classes;

                  "(iv) In the event of the death, resignation or removal of any director who is a member of a class in which the number of directors serving immediately preceding the creation of such vacancy exceeds the number then allocated to that class, the Board of Directors shall designate the vacancy thus created as a vacancy in another class in which the number of directors then serving is less than the number then allocated to such other class;

                  (v) In the event of any increase in the authorized number of directors, the new directorships resulting from such increase shall be apportioned by the Board of Directors to such class or classes as shall, so far as possible, bring the composition of each of the classes into conformity with the provisions of Paragraph (2) of this Article FIFTH, as such provisions apply to the number of directors authorized immediately following such increase; and

                  (vi) Designations of directorships or vacancies into other classes and apportionments of newly created directorships to classes by the Board of Directors under clauses (iii), (iv) and (v) of this Paragraph (3) shall, so far as possible, be effected so that the class whose term of office is due to expire next following such designation or apportionment shall contain the full number of directors then allocated to such class.

                  "(4) Notwithstanding the provisions of this Article FIFTH, each director shall serve until his successor is elected and qualified or until his death, resignation or removal. No director may be removed at any time prior to his death or resignation or the expiration of his term of office without the affirmative vote of the holders of two-thirds (2/3rds) of the outstanding shares of the Common Stock of the Corporation entitled to vote and voting separately as a class.

                  "(5) Elections of directors need not be by ballot unless the by-laws of the Corporation so provide."

            (iv) Article SIXTH is amended and restated in its entirety as follows:

                  "SIXTH: No action shall be taken by the stockholder of the Corporation except at an annual or special meeting of stockholders; provided that the stockholders may act by written consent when express provision is made therefor in this Restated Certificate of Incorporation."

            3. The following votes were cast in connection with each of the aforementioned amendments:

            (i)   4,730,212.233 votes in favor
                      2,520.362  votes against
                      1,048.016  votes abstained

            (ii)  2,198.505  votes in favor
                          0  votes against
                          0  votes abstained

            (iii) 4,730,212.233  votes in favor
                      3,466.197  votes against
                      1,022.024  votes abstained

            (iv)  4,730,212.233  votes in favor
                      1,348.521  votes against
                      1,023.653  votes abstained

            4. The amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Vincent W. Hatala, Jr., its President this 20 day of July, 1995.


                                                     JANUS INDUSTRIES, INC.


                                                     /s/ Vincent W. Hatala, Jr.
                                                         ----------------------
                                                         Vincent W. Hatala, Jr.,
                                                         President

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RETIREMENT OF "JANUS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 1996, AT 9 O'CLOCK A.M.


                                             /s/ Edward J. Freel
                          [SEAL]         --------------------------------------
                                         Edward J. Freel, Secretary of State

0642316 8100                             AUTHENTICATION: 8419548
971119933                                          DATE: 04-14-97

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/24/1996
  960383709 - 0642316

                            CERTIFICATE OF RETIREMENT
                             JANUS INDUSTRIES, INC.

      JANUS INDUSTRIES, INC., a corporation organized and existing under The General Corporation Law of the State of Delaware.

      DOES HEREBY CERTIFY:

      FIRST: That at a meeting of the Board of Directors of Janus Industries, Inc., a resolution was duly adopted which identified shares of the capital stock of said corporation, which, to the extent hereinafter set forth, had the status of retired shares, and which retired shares had capital applied in connection with their acquisition.

      SECOND: The shares of capital stock of the corporation, which are retired, are identified as being 2,200 shares of Preferred Stock, par value $0.01 per share, Series A.

      THIRD: That the Restated Certificate of Incorporation of the corporation prohibits the reissue of the shares of Preferred Stock, Series A when so retired and provides that such shares shall revert to authorized but unissued Preferred Stock, par value $0.01 per share undesignated as to series and subject to reissuance as shares of any one or more series; and pursuant to the provisions of Section 243 of the General Corporation Law of the State of Delaware, upon the effective date of the filing of this certificate as therein provided the Restated Certificate of Incorporation of said corporation shall be amended so as to effect a reduction in the authorized number of shares of the Preferred Stock, Series A to the extent of 2,200 shares, being the total remaining authorized number of shares of the Preferred Stock, Series A. Accordingly, all references in the Restated Certificate of Incorporation to the Preferred Stock, Series A shall be deemed eliminated.

      IN WITNESS WHEREOF, said Janus Industries, Inc. has caused this certificate to be signed by James E. Bishop its President and Chief Executive Officer and attested by Vincent W. Hatala, Jr., its Assistant Secretary, this 16 day of December, 1996.

                             JANUS INDUSTRIES, INC.


                             By: /s/ James E. Bishop
                                ---------------------------------------------
                                Name:  James E. Bishop
                                Title: President and Chief Executive Officer
ATTEST:


/s/ Vincent W. Hatala, Jr.
--------------------------
Vincent W. Hatala, Jr.
Assistant Secretary

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "JANUS INDUSTRIES, INC.", FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF APRIL, A.D. 1997, AT 9 O'CLOCK A.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                             /s/ Edward J. Freel
                            [SEAL]       --------------------------------------
                                         Edward J. Freel, Secretary of State

0642316 8100                             AUTHENTICATION: 8418873
971119742                                          DATE: 04-14-97

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 4/14/1997
                                                            971119742 - 0642316

                  CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                               OF THE SERIES B PREFERRED STOCK
                                          OF
                                JANUS INDUSTRIES, INC.

      Pursuant to Section 151 of the General Corporation Law of the State of Delaware,

      Janus Industries, Inc., a Delaware corporation (the "Corporation") certifies that, pursuant to the authority contained in paragraph (4) of Article FOURTH of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of its Preferred Stock, par value $.01 per share, designated as the "Preferred Stock, par value $0.01 per share, Series B":

                  RESOLVED, that in accordance with the provisions of paragraph
            (4) of Article FOURTH of the Corporation's Restated Certificate of Incorporation, as amended, the Board of Directors of the Corporation hereby provides for the issuance of a series of Preferred Stock of the Corporation, known as Series B, having the following designations, preferences and rights:

                      Designations, Preferences and Rights
                          of Preferred Stock, Series B

                  (1) Designation of Series. The series of Preferred Stock, par value $0.01 per share, shall be designated and known as the "Preferred Stock, par value $0.01 per share, Series B" (hereinafter referred to as the "Series B"). The Series B is designated pursuant to the provisions of Paragraph (4) of Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended, and any amendment of the terms of the Series B shall be effective without the necessity of any vote of the stockholders of the Corporation of any class or series other than the Series B.

                  (2) Number of Shares. The number of shares in the Series B shall be 12,000 shares. Shares of the Series B redeemed, purchased or otherwise acquired by the Corporation shall be canceled and shall revert to authorized but unissued Preferred Stock, par value $0.01 per share undesignated as to series and subject to reissuance by the Corporation as shares of the Preferred Stock, par value $0.01 per share, of any one or more series. The Corporation shall be authorized to issue certificates for fractional shares.

                  (3) Dividends. (a) Each holder of a share of the Series B
            shall be entitled to receive out of the assets of the Corporation legally available for the payment of dividends, as and when declared by the Board of Directors of the Corporation, cash dividends at an annual rate (the "Dividend Rate") equal to 7.5% of the Redemption Price (as defined in and adjusted pursuant to Paragraph (5)(d)) of a Series B share, and no more, during the period from and including the date such share is issued (or is deemed to have been issued) and payable, in arrears (calculated on the basis of a 360 day year), on the last day of each March, June, September and December (or the next following business day if such day is a Saturday, Sunday or legal holiday on which banks are authorized by law to close in the state of the Corporation's executive office) (each such date being herein referred to as a "Dividend Payment Date") in each year to holders of record on the March 15, June 15, September 15 or December 15 immediately preceding the Dividend Payment Date; the first such Dividend Payment Date to be June 30, 1997. Dividends shall cumulate on a daily basis during the periods ending with each Dividend Payment Date and whether or not declared.

                        (b) If at any time the Corporation shall pay less than
            the total amount of dividends then payable on the shares of the Series B, the aggregate payment to all holders of shares of the Series B shall be distributed among such holders so that an equal amount shall be paid with respect to each outstanding share of the Series B.

                  (4) Voting Rights. The holders of shares of the Series B shall have no voting rights with respect to any matter presented to or voted upon by the stockholders of the Corporation (including without limitation any election or removal of directors of the Corporation), except as otherwise may be required by law. However, if accrued and unpaid dividends on the Series B have accumulated in an amount equal to the sum of four quarterly dividends on the Series B (a "Series B Voting Event"), then the holders of the Series B shall be entitled to 0.01 of a vote for each whole share of the Series B upon all matters presented to the stockholders; and, except as otherwise may be required by law entitling the holders of the Series B to vote as a class, the holders of the Common Stock and the holders of Series B (together with the holders of any other shares of the Preferred Stock of any class designated by the Board of Directors of the Corporation, or designated by the express terms of such Preferred Stock, to vote together as one class with the holders of the Common Stock) shall vote together as one class on all matters. Upon the occurrence of a Series B Voting Event, the special voting rights provided in the preceding sentence shall continue unless and until such accumulated and unpaid dividends on the Series B are paid or declared so that accrued and unpaid dividends in arrears on the Series B are in an amount less than an amount equal to the sum of four quarterly dividends on the Series B, from and after which time (a "Series B Voting Termination Event") the holders of the Series B shall be divested of the special voting rights provided in this Paragraph (4).

                  (5) Redemption Payments. (a) The "Redemption Price" per share of the Series B shall be $1000.00 (subject to reduction as hereinafter provided).

                        (b) After December 31, 1998, the Corporation may, from
            time to time in whole or in part, redeem shares of the Series B by making payments in respect of the Redemption Price. Redemption payments shall be accompanied by the payment of all accumulated and unpaid dividends on the amount being paid.

                        (c) Upon payment to any holder of a Series B share of
            the remaining Redemption Price with respect to any Series B share, such Series B share shall be deemed to have been redeemed and shall automatically be canceled. The Corporation may, at its option, upon notice to the holders of Series B shares, impose as a condition of their entitlement to the final payment of the remaining Redemption Price of their shares the requirement that they surrender their certificates representing their Series B shares to the Corporation; however, the payment to the holder of any Series B share of the full Redemption Price with respect to a Series B share, shall, as provided by the immediately preceding sentence, automatically effect the redemption and cancellation of the share regardless of whether the Corporation shall have required the surrender of the certificate therefor in order for the holder of the share to receive payment of the remaining Redemption Price.

                        (d) In the event that the Corporation shall make a
            partial redemption of the Series B, the payments shall be distributed pro rata to the holders of the Series B shares based upon the number of shares held by each such holder. Simultaneously with the delivery to a paying agent (if one is designated by the Corporation for the purpose of affecting any payment in respect of the Redemption Price) of the amount to be paid in respect of the Redemption Price of the Series B shares, the Corporation shall deliver to such paying agent a list, as of the close of business on the record date for determining holders of the Series B entitled to receive redemption payments, of the holders of record of the Series B shares for use by such paying agent in making payments on account of the Redemption Price of shares, and the Corporation shall mail notice thereof to the holder of the Series B shares at their last addresses as they appear on the records of the Corporation. Such notice shall specify the amount per whole share to be paid to holders of the Series B shares, and the remaining unpaid Redemption Price of such shares after reflecting such payments. The Corporation shall maintain a record of the redemption made with respect to each Series B share and the remaining unpaid Redemption Price of each Series B share, and each transferee of the Series B share shall be deemed to have notice of, and shall take such share subject to, the payment of such amounts.

                  (6) Liquidation, Dissolution and Winding-Up. (a) Upon any
            voluntary or involuntary liquidation, dissolution or winding up of the Corporation resulting in the distribution of any of its assets to its stockholders, or of any reduction of its capital stock resulting in the distribution of any of its assets to its stockholders, each holder of a share of the Series B shall be entitled, before any distribution or payment is made upon any Junior Security, to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the remaining Redemption Price with respect to such share of the Series B plus any accumulated and unpaid dividends. After payment to a holder of a Series B share of the amount as aforesaid, such holder of a Series B share as such shall have no right or claim to any of the remaining assets of the Corporation.

                        (b) The merger or consolidation of the Corporation into
            or with any other corporation or the merger of any other corporation into the Corporation, or the lease or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to be a dissolution, liquidation or a winding-up of the Corporation.

                  (7) Restrictions on Dividends, Distributions and Redemptions.
            So long as any shares of the Series B shall be outstanding, and without the prior written consent or approval of the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series B, no dividends or other distributions (other than dividends or distributions payable exclusively in shares of the Common Stock or any Junior Security or in rights, options or warrants to acquire shares of the Common Stock or any Junior Security), whether in cash or property, shall be paid or declared on the Common Stock or on any Junior Security, nor shall any shares of the Common Stock or any Junior Security be redeemed, purchased or otherwise acquired for value by the Corporation or any Subsidiary; provided, however, the Corporation may pay cash dividends on the Common Stock or any other Junior Security without the written consent or approval of the holders of the then outstanding shares of the Series B if the dividends thereon provided for under Paragraph (3) are current and not in arrears.

                  (8) Additional Preferred Stock. The Corporation may authorize, create or issue from time to time additional shares of the Preferred Stock of any class or series to the full extent permitted by Article FOURTH of the Restated Certificate of Incorporation of the Corporation, as amended (as the Restated Certificate of Incorporation may be further amended from time to time), provided, however, such shares shall not be deemed to rank senior or pari passu to the Series B shares with respect to any rights, powers or preferences, including without limitation as to dividends, redemption and distributions upon liquidation, dissolution or winding up of the Corporation, without the prior written consent or approval of the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series B.

                  (9) Definitions. For purposes hereof, the following terms
            shall have the following meanings:

                        (a) "Common Stock" shall mean the authorized Common
            Stock of the Corporation on the date of issuance of the shares of the Series B.

                        (b) "Junior Security" shall mean the Common Stock and
            any other equity security of the Corporation, unless the holders of more than two-thirds (2/3rds) of the then outstanding shares of the Series B have consented in writing to or otherwise approved, the designation of such equity security as senior or pari passu to the Series B.

                        (c) "Subsidiary" shall mean any corporation of which
            more than 50% of the outstanding stock have ordinary voting power to elect a majority of the board of directors of such corporation, irrespective of whether at the time stock of any other class or classes of stock of such corporation shall have or might have voting power by reason of the happening of any contingency, is, at the time as of which any determination is made, owned directly or indirectly by the Corporation.

            and it is further

                  RESOLVED, the proper officers of the Corporation are hereby authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all instruments and documents in the name of and on behalf of this Corporation as such officers executing same shall approve as necessary or advisable to effectuate and accomplish the purpose of the foregoing resolution and the transactions contemplated thereby, the taking of such action and the execution, delivery, certification and filing of such documents to be conclusive evidence of such approval.

      IN WITNESS WHEREOF, said Janus Industries, Inc. has caused this Certificate to be duly executed by its President and Chief Executive Officer and attested to by its Assistant Secretary this 8th day of April, 1997.

Attest:                                JANUS INDUSTRIES, INC.


By: /s/ Vincent W. Hatala, Jr.         By: /s/ James E. Bishop
    ----------------------------           ----------------------------
    Name: Vincent W. Hatala, Jr.           Name: James E. Bishop
    Title:  Assistant Secretary            Title: President and Chief Executive
                                                  Officer

                               State of Delaware
                                                                         PAGE 1
                        Office of the Secretary of State
                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "ENVOY INNS OF AMERICA, INC.", A DELAWARE CORPORATION,

      WITH AND INTO "JANUS INDUSTRIES, INC." UNDER THE NAME OF "JANUS INDUSTRIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF APRIL, A.D. 1997, AT 12:10 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                               /s/ Edward J. Freel
                              [SEAL]     --------------------------------------
                                         Edward J. Freel, Secretary of State

0642316 8100M                                AUTHENTICATION: 8435065
971132897                                              DATE: 04-24-97

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:10 PM 4/24/1997
                                                            971132897 - 0642316


                              CERTIFICATE OF MERGER

                                       OF

                           ENVOY INNS OF AMERICA, INC.
                             a Delaware corporation

                                      INTO

                             JANUS INDUSTRIES, INC.
                             a Delaware corporation

--------------------------------------------------------------------------------
                            Under Section 251 of the
                        Delaware General Corporation Law
--------------------------------------------------------------------------------

      Pursuant to the provisions of Section 251 of the Delaware General Corporation Law, the undersigned does hereby certify:

      FIRST: The name and state of incorporation of each of the constituent corporations is ENVOY INNS OF AMERICA, INC. ("Envoy"), a Delaware corporation and JANUS INDUSTRIES, INC. ("Janus"), a Delaware corporation.

      SECOND: Pursuant to an Agreement and Plan of Merger dated as of April 23, 1997 (the "Merger Agreement"), Envoy shall be merged with and into Janus (the "Merger").

      THIRD: The Merger Agreement has been adopted, approved, certified, executed and acknowledged by Envoy and Janus in accordance with Section 251 of the Delaware General Corporation Law.

      FOURTH: Envoy shall be merged into Janus and Janus shall be the "Surviving Corporation."

      FIFTH: The name of the Surviving Corporation shall be "JANUS INDUSTRIES, INC." and the certificate of incorporation of Janus shall be the certificate of incorporation of the Surviving Corporation.

      SIXTH: The Merger Agreement is on file at the principal place of business of Janus which is located at 2300 Corporate Boulevard, N.W., Boca Raton, Florida 33431.

      FIFTH: A copy of the Merger Agreement will be furnished by Janus on request and without cost to any stockholder of any constituent corporation.

      EIGHTH: The merger shall be effective as of the date of filing this Certificate of Merger.

      IN WITNESS WHEREOF, each of the corporations hereto has caused this Certificate of Merger to be executed on its behalf this 23rd day of April, 1997.


                                    ENVOY INNS OF AMERICA, INC.
                                    an Delaware corporation


                                    By: /s/ Louis S. Beck
                                       ------------------------
                                    Name: Louis S. Beck
                                    Title: President

                                    JANUS INDUSTRIES, INC.
                                    a Delaware corporation


                                    By: /s/ James E. Bishop
                                       ------------------------
                                    Name: James E. Bishop
                                    Title: President and Chief Executive Officer

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

      I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

      "BECK GROUP MANAGEMENT CORP.", A OHIO CORPORATION,

      WITH AND INTO "JANUS INDUSTRIES, INC." UNDER THE NAME OF "JANUS INDUSTRIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-FOURTH DAY OF APRIL, A.D. 1997, AT 12:12 O'CLOCK P.M.

      A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                                                /s/ Edward J. Freel
                          [SEAL]         --------------------------------------
                                         Edward J. Freel, Secretary of State

0642316 8100M                                AUTHENTICATION: 8435075
971132918                                              DATE: 04-24-97

                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 12:12 PM 4/24/1997
                                                          971132918 - 0642316

                              CERTIFICATE OF MERGER

                                       OF

                           BECK GROUP MANAGEMENT CORP.
                               an Ohio corporation


                                      INTO

                              JANUS INDUSTRIES, INC.
                             a Delaware corporation

--------------------------------------------------------------------------------
                            Under Section 252 of the
                        Delaware General Corporation Law
--------------------------------------------------------------------------------

      Pursuant to the provisions of Section 252 of the Delaware General Corporation Law, the undersigned does hereby certify:

      FIRST: The name and state of incorporation of each of the constituent corporations is BECK GROUP MANAGEMENT CORP. ("Beck Group"), an Ohio corporation and JANUS INDUSTRIES, INC. ("Janus"), a Delaware corporation.

      SECOND: Pursuant to an Agreement and Plan of Merger dated as of April 23, 1997 (the "Merger Agreement"), Beck Group shall be merged with and into Janus (the "Merger").

      THIRD: The Merger Agreement has been adopted, approved, certified, executed and acknowledged by Beck Group and Janus in accordance with Section 252(c) of the Delaware General Corporation Law and sets forth that:

            (A) Beck Group shall be merged into Janus and Janus shall be the "Surviving Corporation."

            (B) The name of the Surviving Corporation shall be "JANUS INDUSTRIES, INC." and the certificate of incorporation of Janus shall be the certificate of incorporation of the Surviving Corporation.

            (C) Janus shall assume all assets and liabilities of Beck Group.

            (D) As of the date of the filing of this Certificate of Merger (the "Effective Date"), by virtue of the Merger and without any action on the part of Janus or Beck Group, all Beck Group common stock shall be canceled and shall cease to be outstanding.

      FOURTH: The Merger Agreement is on file at the principal place of business of Janus which is located at 2300 Corporate Boulevard, N.W., Boca Raton, Florida 33431.

      FIFTH: A copy of the Merger Agreement will be furnished by Janus on request and without cost to any stockholder of any constituent corporation.

      SIXTH: The authorized capital stock of Beck Group consists of one series of common stock totaling 200 shares without par value. The designation and number of issued and outstanding shares or stock of Beck Group are:

             Number of Shares Issued
                and Outstanding              Designation of Shares
                ---------------              ---------------------
                      200                         Common Stock

      The number of shares of Beck Group entitled to vote on the plan of merger is 200 shares of Common Stock and all of such shares were voted in favor of the Merger.

      SEVENTH: The authorized capital stock of Janus is twenty million (20,000,000) shares, divided into two classes consisting of fifteen million (15,000,000) shares of Common Stock, $.O1 par value per share, and five million (5,000,000) shares of Preferred Stock, $.0l par value per share. By virtue of the applicability of Section 251(f) of the Delaware General Corporation Law and the satisfaction of all the conditions of the first sentence of Section 251(f), including but not limited to (a) the certificate of incorporation of Janus does not require the vote of the stockholders of Janus to authorize a merger, (b) the Merger Agreement does not amend the certificate of incorporation of Janus, (c) each share of stock of Janus outstanding immediately prior to the Effective Date will be an identical outstanding share of Janus after the Effective Date, and
(d) the authorized unissued shares or the treasury shares of common stock of Janus to be issued or delivered under the Merger Agreement plus those initially issuable upon conversion of any other shares, securities or obligations to be issued under the Merger Agreement do not exceed 20% of the shares of common stock of Janus outstanding immediately prior to the effective date of the Merger, no vote of the stockholders of Janus is necessary to authorize the Merger pursuant to this Certificate of Merger.

      EIGHTH: The Merger shall be effective as of the date of filing this Certificate of Merger.

      IN WITNESS WHEREOF, each of the corporations hereto has caused this Certificate of Merger to be executed on its behalf this 23rd day of April, 1997.


                                    BECK GROUP MANAGEMENT CORP.
                                    an Ohio corporation


                                    By: /s/ Louis S. Beck
                                       ------------------------
                                    Name:  Louis S. Beck
                                    Title: President

                                    JANUS INDUSTRIES, INC.
                                    a Delaware corporation


                                    By: /s/ James E. Bishop
                                       ------------------------
                                    Name:  James E. Bishop
                                    Title: President and Chief Executive Officer

                               State of Delaware
                        Office of the Secretary of State                  Page 1

                           ---------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "JANUS INDUSTRIES, INC.", CHANGING ITS NAME FROM "JANUS INDUSTRIES, INC." TO "JANUS AMERICAN GROUP, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1997, AT 9 O'CLOCK A.M.

                             [SEAL]  /s/  Edward J. Freel, Secretary of State
                                     ------------------------------------------
                                     Edward J. Freel, Secretary of State

                                    AUTHENTICATION: 8688286

                                              DATE: 10-06-97

----------------------------------------------
    STATE OF DELAWARE
    SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 09/29/1997
  971330848 -- 0642316


                            CERTIFICATE OF AMENDMENT
                                       TO
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             JANUS INDUSTRIES, INC.

     Janus Industries, Inc. a corporation organized and existing under and by virtue of Section 242 of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     1. On July 29, 1997, a resolution was duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation filed February 23, 1990 with the Delaware Department of State, as amended (the "Restated Certificate"), declaring said amendment to be advisable and providing that the proposed amendment be presented to the stockholders of the Corporation for consideration at the next annual meeting of stockholders pursuant to Section 222 of the General Corporation Law of the State of Delaware.

     2. At the annual meeting of the stockholders of the Corporation held on September 29, 1997, a resolution to amend the Restated Certificate was proposed and duly adopted by a sufficient number of shares entitled to vote as required by Delaware law. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that Article FIRST the Corporation's Restated Certificate of Incorporation, as amended to date, is hereby amended to read as follows:

          FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is Janus American Group, Inc."

     3. The following votes wee cast in connection with each of the aforementioned amendment:

                         6,005,588 votes in favor
                         0 votes against
                         386,640 votes abstained

     4. The amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James E. Bishop, its President this 29th day of September, 1997.


                                             JANUS INDUSTRIES, INC.

                                             /s/ James E. Bishop
                                             --------------------------------
                                             James E. Bishop
                                             President

Attest:

/s/ Frank E. Lawatsch, Jr.
--------------------------------
Frank E. Lawatsch, Jr.
Secretary